SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): March 9, 1999 (February 26,
1999)


                   Sheldahl, Inc.
   (Exact name of Registrant as specified in its charter)


           Minnesota			              0-45	     		    41-0758073
(State or other jurisdiction   		(Commission	   		(I.R.S. Employer
      of incorporation)	       		File Number)	   	Identification No.)


       1150 Sheldahl Road
       Northfield, Minnesota						             55057
 (Address of principal executive offices)				(Zip Code)


Registrant's telephone number, including area code: (507) 663-8000

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Item 5.  Other Events

General
_______________

	On February 17, 1999, the Board of Directors of Sheldahl, Inc., a Minnesota corporation (the "Company"), ratified and approved a private placement of its newly created Series E Convertible Preferred Stock, $1.00 par value per share, and Warrants (the "Warrants") to purchase shares of the Company's Common Stock, $.25 par value per share (the "Preferred Stock"), to a group of accredited investors (the "Investors"). The Board also authorized granting the Investors certain registration rights with regard to the shares of Common Stock underlying the Preferred Stock and the Warrants. The closing of the private placement of $7,210,000 occurred on February 26, 1999, with an additional $1,350,000 funded on March 8, 1999.

Preferred Stock
_______________

	The Company sold an aggregate of 8,560 shares of the Preferred Stock to the Investors for an aggregate purchase price of $8,560,000, pursuant to the Convertible Preferred Stock Purchase Agreement among the Company and the Investors (the "Agreement").

	The Preferred Stock is entitled to 5% dividends, payable annually, in shares of Common Stock or cash, at the option of the Company. The Preferred Stock is convertible into shares of the Company's Common Stock at any time. Each holder of Preferred Stock is entitled to convert each share of Preferred Stock into that number of shares of Common Stock that equals $1,000 plus accrued dividends divided by the Conversion Price. The Conversion Price is $6.25 per share. The Conversion Price is subject to adjustment for certain dilution and market price events.

	The Company may require holders of Preferred Stock to convert to Common Stock provided that the Company's Common Stock trades at certain pre-set price levels.

	The Agreement between the Company and the Investors, and the Certificate of Designation for the Preferred Stock, are incorporated herein by reference as Exhibits 4.1 and 4.2 hereto. The foregoing description of the Agreement and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Warrant
_______________

	In connection with the issuance of the Preferred Stock, the Company also granted to each Investor a Warrant to purchase shares of the Company's Common Stock. The aggregate amount of shares of Common Stock the Company is obligated to issue under the Warrants is 85,600 at an exercise price of $7.8125 per share. The Warrants are exercisable for a period of five years. The form of Warrant issued by the Company to the Investors is incorporated herein by reference as Exhibit 4.3 hereto.

Registration Rights
_______________

	The Company granted the Investors certain registration rights. The registration rights cover all shares of Common Stock issuable to the Investors
(i) upon conversion of shares of the Preferred Stock, (ii) as accrued dividends on the Preferred Stock, and (iii) upon exercise of the Warrants. The
Company is obligated to file a shelf Registration Statement within twenty-five (25) days of February 26, 1999 on Form S-3.

	The Registration Rights Agreement between the Company and the Investors specifying the terms of the registration rights is incorporated herein by reference as Exhibit 4.4 hereto. The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Bank Covenant Released
_______________

	As previously reported, under the Company's Credit and Security Agreement, the Company was required to raise additional equity capital of $5 million by February 26, 1999 and another $5 million of equity capital by August 30, 1999.
The Company's lenders have agreed that, with the receipt and verification of net proceeds in the amount of $8,000,000 from the Series E Preferred Stock, the Company will have satisfied these requirements.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	Exhibit 4.1	Convertible Preferred Stock Purchase Agreement among the
             Company, and the Investors (Series E)
	Exhibit 4.2	Certificate of Designation, Preferences and Rights of Series E
             Convertible Preferred Stock
	Exhibit 4.3	Form of Warrant
	Exhibit 4.4	Registration Rights Agreement
	Exhibit 4.5	Letter re: Credit and Security Agreement
	Exhibit 4.6	Press Release
	Exhibit 4.7	Press Release
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SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

						Sheldahl, Inc.


						By    /s/ John V. McManus
						     John V. McManus, Vice President-Finance

Dated: March 9, 1999
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